UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2012

Learning Tree International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27248	95-3133814
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1805 Library Street

Reston, Virginia 20190

(Address of principal executive offices)

(703) 709-9119

(Registrant’s Telephone Number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At our 2012 Annual Meeting of Stockholders held on March 28, 2012, we submitted to our stockholders, for voting, two proposals: (i) the election of two Class II directors to serve three-year terms expiring at our Annual Meeting of Stockholders to be held in 2015 and (ii) an advisory vote on our executive compensation. Detailed descriptions of these proposals are contained in our proxy statement, which was filed with the Securities and Exchange Commission on January 27, 2012. The voting results, as well as the names of the directors who were elected, were as follows:

Proposal 1: Election of Directors

By the votes reflected below, our stockholders elected the following individuals to serve as directors until our 2015 Annual Meeting of Stockholders:

Directors	For	Withheld
W. Mathew Juechter	11,398,051	1,364,692
Stefan C. Riesenfeld	12,236,236	526,507

Proposal 2: Advisory Vote on Executive Compensation

By the votes reflected below, our stockholders approved an advisory, non-binding resolution approving the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement filed with the Securities and Exchange Commission on January 27, 2012:

For	Against	Abstain
11,864,450	851,371	46,922

There were no Broker Non-votes.

The terms of office of the following directors continued after our 2012 Annual Meeting of Stockholders:

Class III Directors – term expires 2013

David C. Collins

Eric R. Garen

George T. Robson

Class I Directors – term expires 2014

Howard A. Bain III

Curtis A. Hessler

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 29, 2012	LEARNING TREE INTERNATIONAL, INC.

	By:	/s/ Dr. David C. Collins
Dr. David C. Collins
Chief Executive Officer